UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2023 (January 20, 2023)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-31568	04-2619298

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 8-K filed by New England Realty Associates Limited Partnership (the "Partnership") with the Securities and Exchange Commission (the “SEC”) on November 21, 2022, on November 15, 2022, New England Realty Associates Limited Partnership (the "Partnership") received a notification letter from the Corporate Compliance Department of the NYSE Amex Exchange (the “NYSE Amex”) indicating that as of November 15, 2022, the Partnership was not in compliance with the NYSE Amex’s standards for continued listing of the Partnership’s Depositary Receipts on the NYSE Amex as set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”) due to the Partnership’s inability to timely file the Partnership’s Form 10-Q for the period ended September 30, 2022 (the “Delayed Report”). On January 19, 2023, the Partnership filed the Delayed Report with the SEC. On January 20, 2023, the Partnership received a notification letter from the Corporate Compliance Department of the NYSE Amex confirming that with the filing of the Delayed Report, the Partnership was being removed from the list of late filers maintained by the NYSE Amex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown
Jameson Brown, its Treasurer
Date January 26, 2023

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